SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2003

Triple-S Management Corporation

(Exact name of registrant as specified in this charter)

Puerto Rico	000-49762	66-0555678

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico	00920

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (787) 749-4949

ITEM 5. OTHER EVENTS

      On February 23, 2003 Triple-S Management Corporation (“TSM”) issued a press release announcing that 98.4% of shares present or represented at the continuation of Special Meeting of the Shareholders commenced October 13, 2002 held on February 23, 2003 (the “Special Meeting”) voted in favor of continuing the meeting at a later date since 69% of total shares outstanding were present or represented at the continuation of the Special Meeting when over 75% was required in order to implement the proposals to amend TSM’s capital structure approved by its shareholder’s in an Annual Shareholder Meeting held in April 2001. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1 Press Release dated February 23, 2003.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

By:	/s/ Ramón Ruiz Comas Ramón Ruiz Comas President & CEO

Date: February 28, 2002

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